Exhibit 24


                         Consent of Price Waterhouse LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-30965, 33-34094, and 333-07981) of Microlog Corporation of our report dated December 18, 1997 which appears on page ________ of the 1997 Annual Report to Shareholders of Microlog Corporation, which is incorporated by reference in this Annual Report on Form 10-K for the year ended October 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of this Form 10-K.




PRICE WATERHOUSE LLP

Falls Church, Virginia
January 29, 1998

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland on January 29, 1998.

                                        MICROLOG CORPORATION


                                        By   /s/ Richard A. Thompson
                                          -------------------------------
                                          Richard A. Thompson
                                          President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons in the capacities and on the dates indicated.


         /s/ Richard A. Thompson                                January 29, 1998
--------------------------------------------
Richard A. Thompson
President and Chief Executive Officer


         /s/ Steven R. Delmar                                   January 29, 1998
--------------------------------------------
Steven R. Delmar
Executive Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)


         /s/ David M. Gische                                    January 29, 1998
--------------------------------------------
David M. Gische
Chairman of the Board and Director


         /s/ Robert E. Gray, Jr.                                January 29, 1998
--------------------------------------------
Robert E. Gray, Jr.
Director


         /s/ David B. Levi                                      January 29, 1998
--------------------------------------------
David B. Levi
Director


         /s/ Joe J. Lynn                                        January 29, 1998
--------------------------------------------
Joe J. Lynn
Director

                          ADDITIONAL SCHEDULE REQUIRED
          SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

                                          BALANCE                                             BALANCE
FISCAL YEAR ENDED 10/31/97                 11/1          ADDITIONS        DELETIONS            10/31
-------------------------------------------------------------------------------------------------------------
RECEIVABLES
 ALLOWANCE FOR DOUBTFUL ACCOUNTS               207,088         48,837            103,739           152,186

INVENTORY
 RESERVE FOR OBSOLESCENCE                      252,618         92,603                  0           345,221

INCOME TAXES
 VALUATION ALLOWANCE                         3,461,550              0          1,494,718         1,966,832


                                          BALANCE                                             BALANCE
FISCAL YEAR ENDED 10/31/96                 11/1          ADDITIONS        DELETIONS            10/31
------------------------------------------------------------------------------------------------------------
RECEIVABLES
 ALLOWANCE FOR DOUBTFUL ACCOUNTS               167,211         80,729             40,852           207,088

INVENTORY
 RESERVE FOR OBSOLESCENCE                    1,054,615        379,293          1,181,290           252,618

INCOME TAXES
 VALUATION ALLOWANCE                         4,931,902              0          1,470,352         3,461,550


FISCAL YEAR ENDED 10/31/95
--------------------------------------
RECEIVABLES
 ALLOWANCE FOR DOUBTFUL ACCOUNTS               233,081         15,422             81,292           167,211

INVENTORY
 RESERVE FOR OBSOLESCENCE                    1,144,694        321,117            411,196         1,054,615

INCOME TAXES
 VALUATION ALLOWANCE                         5,460,142              0            528,240         4,931,902

        REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To The Board of Directors
Microlog Corporation



Our audits of the consolidated financial statements referred to in our report dated December 18, 1997 appearing on page of the 1997 Annual Report to Shareholders of Microlog Corporation (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedule listed in Item 14(a) of this Form 10-K. In our opinion, the Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.




PRICE WATERHOUSE LLP


Falls Church, Virginia
December 18, 1997














                                       F-2